UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 9, 2026

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 Market Street

San Francisco, CA 94103-1410

(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	DLB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2027 Dolby Executive Bonus Plan

On November 10, 2026, the Compensation Committee (the “Committee”) of the Board of Directors of Dolby Laboratories, Inc. (the “Company”) adopted an executive cash bonus plan for fiscal 2027, titled the 2027 Dolby Executive Bonus Plan (the “2027 Executive Plan”).

Only Company executive officers and certain other officers of the Company who are selected by the Committee are eligible to receive bonuses pursuant to the 2027 Executive Plan. Individual target bonuses are based on a percentage of each officer’s base salary. In accordance with the employment agreement dated July 10, 2026, between the Company, Dolby Laboratories, Inc., a California corporation, and Marc Whitten, the Company’s President and Chief Executive Officer, Mr. Whitten is eligible for an annual target bonus equal to 100% of his base salary, and his fiscal 2027 bonus will be paid at 100% of target.

The target bonuses for the Company’s other named executive officers have not yet been determined. The actual bonuses for all other participating named executive officers will be determined by multiplying base salary by the applicable target bonus percentage, and then adjusting such target bonus amount based on (i) the extent to which the non-GAAP operating income, revenue and/or other goals are achieved, and (ii) such other criteria as the Committee, with input from the Chief Executive Officer, in the Committee’s sole and absolute discretion, determines are appropriate to calculate and determine such final bonus amount for any such executive officer. As a result, the actual bonus amount paid to any such executive officer may be less than, or exceed, the executive officer’s target bonus. In addition, the Chief Executive Officer may recommend increases or decreases of up to 25% of each such executive officer’s calculated award payout amount, for the Committee to consider in determining the final bonus amount payable.

Funding under the 2027 Executive Plan is capped at 150% of target.

No actual bonus payment to any named executive officer may exceed any applicable limitations set forth in the Dolby Laboratories, Inc. 2020 Stock Plan, under which the 2027 Executive Plan was established.

The foregoing is a summary of the material terms of the 2027 Executive Plan and is qualified in its entirety by reference to the complete text of the 2027 Executive Plan, a copy of which will be filed as an exhibit to the Company’s future filings with the Securities and Exchange Commission.

Approval of Executive Severance Policy

On November 9, 2026, the Committee approved a new Executive Severance Policy (the “Policy”), which provides a standardized approach for the receipt of severance payments and benefits by certain employees of the Company that are designated as participants in the Policy (the “Eligible Executives”). The following named executive officers of the Company are Eligible Executives for purposes of the Policy: Andy Sherman, Executive Vice President, General Counsel, and Corporate Secretary; Robert Park, Senior Vice President and Chief Financial Officer; John Couling, Senior Vice President, Entertainment; and Shriram Revankar, Senior Vice President, Advanced Technology Group.

Under the Policy, if the Eligible Executive’s employment is terminated either by the Company other than for Cause, death or Disability, or by the Eligible Executive for Good Reason (as such terms are defined in the Policy and each, a “Qualified Termination”) and such Qualified Termination does not occur within the sixty (60) days prior to, or twelve (12) months following, a Change in Control (as defined in the Policy), then subject to the Eligible Executive’s timely execution and non-revocation of a release of claims with the Company, the Eligible Executive will be eligible to receive the following severance benefits: (i) a lump-sum payment equal to (A) 100% of the Eligible Executive’s base salary, plus (B) 100% of the Eligible Executive’s target annual incentive compensation amount, plus (C) the Eligible Executive’s annual incentive compensation payment based on Company performance and prorated based on the portion of the fiscal year completed prior to termination; (ii) payment or reimbursement for up to twelve (12) months of COBRA benefits for the Eligible Executive and any eligible dependents under the Company’s health plans; and (iii) accelerated vesting as to (A) any then-outstanding time-based equity awards that otherwise would have vested solely based on continued service for the twelve (12) month period following the termination (unless provided otherwise in the award agreement governing such award), and (B) with respect to equity awards that are or remain subject to performance conditions, the Eligible Executive will remain eligible to vest in such awards based on actual achievement of the applicable performance conditions, but with a prorated number of target shares based on the number of completed months in the performance period plus twelve (12) months.

Further, pursuant to the terms of the Policy, if a Qualified Termination occurs within the sixty (60) days prior to, or twelve (12) months following, a Change in Control, then subject to the Eligible Executive’s timely execution and non-revocation of a release of claims with the Company, the Eligible Executive will be eligible to receive the following severance benefits: (i) a lump-sum payment equal to (A) 150% of the Eligible Executive’s base salary, plus (B) 150% of the Eligible Executive’s target annual incentive compensation amount, plus (C) the Eligible Executive’s target annual incentive compensation amount, prorated based on the portion of the fiscal year completed prior to termination; (ii) payment or reimbursement for up to eighteen (18) months of COBRA benefits for the Eligible Executive and any eligible dependents under the Company’s health plans; and (iii) accelerated vesting as to (A) 100% of any then-outstanding time-based equity awards, with a twelve (12) month period to exercise any stock options or similar equity awards that are assumed or otherwise continue following the Change in Control, and (B) with respect to equity awards that are or remain subject to performance conditions, 100% of the target number of shares subject to such award (unless provided otherwise in the award agreement governing such award).

If any payment or benefit payable to an Eligible Executive would constitute a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, and would be subject to the applicable excise tax, then the Eligible Executive’s payments or benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by the Eligible Executive on an after-tax basis of the greatest amount of benefits.

The foregoing is a summary of the material terms of the Policy and is qualified in its entirety by reference to the complete text of the Policy, a copy of which will be filed as an exhibit to the Company’s future filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ ANDY SHERMAN
Andy Sherman Executive Vice President, General Counsel, and Corporate Secretary

Date: November 13, 2026